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The Lamson  & Sessions Co. and Subsidiaries

Exhibit (11) - Computation of Earnings Per Common Share

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                                                                           FISCAL YEARS ENDED
                                                       -----------------------------------------------------------
PRIMARY                                                       1996                1995                 1994
                                                       -----------------   -----------------    -----------------
   Average common stocks outstanding                         13,297,334          13,288,120            13,239,255
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method using
        average market price                                    343,297             115,794
                                                           ------------        ------------          ------------
TOTALS                                                       13,640,631          13,403,915            13,239,255

FULLY DILUTED

   Average common shares outstanding                         13,297,334          13,288,120            13,239,255
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method                                356,411             125,721
                                                           ------------        ------------          ------------
TOTALS                                                       13,653,745          13,413,841            13,239,255


Net income from continuing operations                      $ 13,628,000        $ 12,074,000          $  4,256,000
Discontinued operations                                                                                (9,930,000)
                                                           ------------        ------------          ------------
Net Income (Loss)                                          $ 13,628,000        $ 12,074,000          $ (5,674,000)
                                                           ============        ============          ============

Earnings (Loss) per common share and
common share equivalents:

Primary
   Earnings (Loss) from continuing operations              $       1.00        $       0.90          $       0.32
   Discontinued operations                                                                           $      (0.75)
                                                           ------------        ------------          ------------
   Net Earnings (Loss)                                     $       1.00        $       0.90          $      (0.43)
                                                           ============        ============          ============

Fully Diluted
   Earnings (loss) from continuing operations              $       1.00        $       0.90          $       0.32
   Discontinued operations                                                                                  (0.75)
                                                           ------------        ------------          ------------
   Net Earnings (Loss)                                     $       1.00        $       0.90          $      (0.43)
                                                           ============        ============          ============
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